                                                                    EXHIBIT 99.2

                          WAIVER AND FIRST AMENDMENT TO
                                CREDIT AGREEMENT

         THIS WAIVER AND FIRST AMENDMENT TO CREDIT AGREEMENT (this "Amendment") is entered into as of March 19, 2001, among NABORS INDUSTRIES, INC., a Delaware corporation (the "Company"), NABORS ALASKA DRILLING, INC. ("Alaska Drilling"), an Alaska corporation and a Wholly-Owned Subsidiary of the Company, NABORS DRILLING USA, INC. ("Drilling USA"), a Delaware corporation and a Wholly-Owned Subsidiary of the Company, and NABORS INTERNATIONAL, INC. ("International", and together with Alaska Drilling and Drilling USA, the "Subsidiary Borrowers"), the Subsidiary Guarantors named on the signature pages hereof, BANK OF AMERICA, N.A. formerly known as BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as Administrative Agent (the "Agent") for the Banks under the Credit Agreement (defined below) and the Banks (as defined in the Credit Agreement) a party hereto.

         Reference is made to that certain Credit Agreement dated as of September 5, 1997 (the "Credit Agreement") among the Company, each Subsidiary Borrower, the Agent, Wells Fargo Bank (Texas), National Association, as Documentation Agent, and the Banks party thereto. Unless otherwise defined in this Amendment, capitalized terms used herein shall have the meaning set forth in the Credit Agreement; all Article, Section and Schedule references herein are to Articles, Sections and Schedules in the Credit Agreement; and all Paragraph references herein are to Paragraphs in this Amendment.

                                    RECITALS

         A. The Company has advised that on February 5, 2001 the Company issued zero coupon convertible senior debentures in an amount equal to $1,151,000,000.00 (the "Debentures") resulting in the Company's default under
Section 8.13 of the Credit Agreement. The Company has requested that the Banks agree to waive the default resulting from the issuance of the Debentures and amend Section 8.13 of the Credit Agreement as herein set forth.

         B. Subject to the terms and conditions of this Amendment, the Banks are willing to agree to such limited waiver and amendments.

         Accordingly, for adequate and sufficient consideration, the parties hereto agree, as follows:

PARAGRAPH 1 LIMITED WAIVER. The undersigned Banks hereby agree to waive the Event of Default under Section 8.13 of the Credit Agreement resulting from the issuance of the Debentures. This one-time waiver shall be effective only from the date of issuance of the Debentures through the effective date of this Amendment. Nothing herein shall, or shall be deemed to, waive the provisions of
Section 8.13 or any other provisions of the Credit Agreement, except as expressly set forth above with respect to issuance of the Debentures.

PARAGRAPH 2 AMENDMENT. Section 8.13 of the Credit Agreement is hereby amended by deleting the existing text in its entirety and replacing such text with the following:


                                       1              WAIVER AND FIRST AMENDMENT
                                                      TO CREDIT AGREEMENT

         "8.13    Capitalization Ratio.

                  "(a) The Company shall not permit the Capitalization Ratio to be greater than the amounts specified at any time during the periods specified below, to-wit:

                  Period                          Maximum Capitalization Ratio
                  ------                          ----------------------------
From and including September 30, 1999
through and including March 18, 2001                       0.40 : 1.00

From and including March 19, 2001 through
 and including September 30, 2001                          0.52 : 1.00

From and including October 1, 2001 through
and including the Maturity Date                            0.50 : 1.00"

PARAGRAPH 3 EFFECTIVE DATE. This Amendment shall be effective on the date (the "Effective Date") upon which the Agent shall have received counterparts of this Amendment, executed by the Company, the Subsidiary Borrowers, the Subsidiary Guarantors, and the Majority Banks.

PARAGRAPH 4 ACKNOWLEDGMENT AND RATIFICATION. As a material inducement to the Agent and the Banks to execute and deliver this Amendment, the Company, the Subsidiary Borrowers, and the Subsidiary Guarantors each (a) consent to the agreements in this Amendment and (b) agree and acknowledge that the execution, delivery, and performance of this Amendment shall in no way release, diminish, impair, reduce, or otherwise affect the respective obligations of the Company, the Subsidiary Borrowers, or the Subsidiary Guarantors under the Loan Documents to which it is a party, which Loan Documents shall remain in full force and effect, and all guaranties and rights thereunder are hereby ratified and confirmed.

PARAGRAPH 5 REPRESENTATIONS. As a material inducement to the Banks to execute and deliver this Amendment, the Company, the Subsidiary Borrowers, and the Subsidiary Guarantors each represent and warrant to the Banks (with the knowledge and intent that the Banks are relying upon the same in entering into this Amendment) that as of the Effective Date of this Amendment and as of the date of execution of this Amendment, (a) all representations and warranties in the Loan Documents are true and correct in all material respects as though made on the date hereof, except to the extent that any of them speak to a different specific date, (b) each Material Subsidiary is listed on the Exhibit A attached hereto (c) each Material Subsidiary has delivered a Subsidiary Guaranty to the Agent, and (d) no Event of Default or Default exists.

PARAGRAPH 6 EXPENSES. The Company shall pay all costs, fees, and expenses paid or incurred by the Agent incident to this Amendment, including, without limitation, the reasonable fees and expenses of the Agent's counsel in connection with the negotiation, preparation, delivery, and execution of this Amendment and any related documents.

PARAGRAPH 7 MISCELLANEOUS. This Amendment is a "Loan Document" referred to in the Credit Agreement. The provisions relating to Loan Documents in Article XI of the Credit Agreement are incorporated in this Amendment by reference. Unless stated otherwise (a) the singular number includes the plural and vice versa and words of any gender include each other gender, in each case, as appropriate, (b) headings and captions may not be construed in interpreting provisions, (c) this Amendment must be construed, and its performance enforced, under New York law,
(d) if any part of this Amendment is for


                                       2              WAIVER AND FIRST AMENDMENT
                                                      TO CREDIT AGREEMENT
any reason found to be unenforceable, all other portions of it nevertheless remain enforceable, and (e) this Amendment may be executed in any number of counterparts with the same effect as if all signatories had signed the same document, and all of those counterparts must be construed together to constitute the same document.

PARAGRAPH 8 ENTIRE AGREEMENT. THIS AMENDMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES ABOUT THE SUBJECT MATTER OF THIS AMENDMENT AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

PARAGRAPH 9 PARTIES. This Amendment binds and inures to the benefit of the Company, the Subsidiary Borrowers, the Subsidiary Guarantors, the Agent, the Banks, and their respective successors and assigns.

PARAGRAPH 10 LIMITATIONS. The waiver set forth herein is limited precisely as written and shall not be deemed to (a) be a consent to, or waiver or modification of, any other term or condition of the Credit Agreement or any other Loan Document, or (b) except as expressly set forth herein, prejudice any right or rights which the Agent and the Banks may now have or may have in the future or in connection with the Credit Agreement, the Loan Documents, or any other documents referred to therein. Except as expressly modified hereby or by express written amendments thereof, the terms and provisions of the Credit Agreement, the Notes, and the other Loan Documents and all other documents and instruments executed in connection with any of the foregoing are and shall remain in full force and effect. In the event of a conflict between the waiver set forth herein and any of the foregoing documents, the terms of such waiver shall be controlling.

         The parties hereto have executed this Amendment in multiple counterparts to be effective as of the Effective Date.

                     REMAINDER OF PAGE INTENTIONALLY BLANK.
                           SIGNATURE PAGES TO FOLLOW.


                                       3              WAIVER AND FIRST AMENDMENT
                                                      TO CREDIT AGREEMENT

                                            NABORS INDUSTRIES, INC.


                                            By /s/ Bruce P. Koch
                                               ---------------------------------
                                               Bruce P. Koch
                                               Vice President - Finance

                                                       -The Company-



                                            NABORS ALASKA DRILLING, INC., as a
                                            Subsidiary Borrower and as a
                                            Subsidiary Guarantor


                                            By /s/ Bruce P. Koch
                                               ---------------------------------
                                               Bruce P. Koch
                                               Attorney-in-Fact



                                            NABORS DRILLING USA, INC., as a
                                            Subsidiary Borrower and as a
                                            Subsidiary Guarantor


                                            By /s/ Bruce P. Koch
                                               ---------------------------------
                                               Bruce P. Koch
                                               Attorney-in-Fact



                                            NABORS INTERNATIONAL, INC., as a
                                            Subsidiary Borrower and as a
                                            Subsidiary Guarantor


                                            By /s/ Bruce P. Koch
                                               ---------------------------------
                                               Bruce P. Koch
                                               Attorney-in-Fact


                                                      WAIVER AND FIRST AMENDMENT
                                                      TO CREDIT AGREEMENT

                                           NABORS OFFSHORE CORPORATION, as a
                                           Subsidiary Guarantor


                                           By /s/ Bruce P. Koch
                                              ----------------------------------
                                              Bruce P. Koch
                                              Attorney-in-Fact



                                           NABORS HOLDING COMPANY, as a
                                           Subsidiary Guarantor

                                           By /s/ Bruce P. Koch
                                              ----------------------------------
                                              Bruce P. Koch
                                              Attorney-in-Fact



                                           PCNV, INC., as a Subsidiary Guarantor


                                           By /s/ Bruce P. Koch
                                              ----------------------------------
                                              Bruce P. Koch
                                              Attorney-in-Fact



                                           POOL WELL SERVICES CO., as a
                                           Subsidiary Guarantor

                                           By /s/ Bruce P. Koch
                                              ----------------------------------
                                              Bruce P. Koch
                                              Attorney-in-Fact



                                           POOL COMPANY, as a
                                           Subsidiary Guarantor

                                           By /s/ Bruce P. Koch
                                              ----------------------------------
                                              Bruce P. Koch
                                              Attorney-in-Fact


                                                      WAIVER AND FIRST AMENDMENT
                                                      TO CREDIT AGREEMENT

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                                           POOL COMPANY OF TEXAS, LTD., as a
                                           Subsidiary Guarantor

                                           By:  Pool Well Services Co.
                                                its General Partner


                                           By /s/ Bruce P. Koch
                                              ----------------------------------
                                              Bruce P. Koch
                                              Attorney-in-Fact


                                                      WAIVER AND FIRST AMENDMENT
                                                      TO CREDIT AGREEMENT

                                           BANK OF AMERICA, N.A. formerly known
                                           as BANK OF AMERICA NATIONAL TRUST
                                           AND SAVINGS ASSOCIATION,
                                           as Administrative Agent and as a Bank


                                           By /s/ Claire M. Liu
                                              ----------------------------------
                                           Name:  Claire M. Liu
                                           Title: Managing Director


                                           WELLS FARGO BANK TEXAS, N.A. formerly
                                           known as WELLS FARGO BANK (TEXAS),
                                           NATIONAL ASSOCIATION, as
                                           Documentation Agent and as a Bank


                                           By /s/ Bret C. West
                                              ----------------------------------
                                           Name:  Bret C. West
                                           Title: Vice President



                                           THE BANK OF NOVA SCOTIA


                                           By /s/ F.C.H. Ashby
                                              ----------------------------------
                                           Name:  F.C.H. Ashby
                                           Title: Senior Manager-Loan Operations



                                           BANK ONE, NA (main office Chicago)
                                           formerly known as BANK ONE TEXAS,
                                           as a Bank


                                           By /s/ Dianne L. Russell
                                              ----------------------------------
                                           Name:  Dianne L. Russell
                                           Title: Vice President


                                                      WAIVER AND FIRST AMENDMENT
                                                      TO CREDIT AGREEMENT

                                           THE BANK OF TOKYO-MITSUBISHI, LTD.,
                                           HOUSTON AGENCY, as a  Bank


                                           By /s/ Kelton Glasscock
                                              ----------------------------------
                                           Name:  Kelton Glasscock
                                           Title: Vice President & Manager



                                           EXPORT DEVELOPMENT CORPORATION,
                                           as a Bank


                                           By /s/ Samuel Asiedu
                                              ----------------------------------
                                           Name:  Samuel Asiedu
                                           Title: Asset Management


                                           By /s/ William Clements
                                              ----------------------------------
                                           Name:  William Clements
                                           Title: Asset Management



                                           THE FUJI BANK AND TRUST COMPANY, as
                                           a Bank


                                           By /s/ Jacques Azagury
                                              ----------------------------------
                                           Name:  Jacques Azagury
                                           Title: Senior Vice President
                                                  & Manager



                                           ROYAL BANK OF CANADA, as a Bank


                                           By /s/ Nicholas J. Woyevodsky
                                              ----------------------------------
                                           Name:  Nicholas J. Woyevodsky
                                           Title: Manager



                                           THE DIA-ICHI KANGYO BANK, LIMITED, as
                                           a Bank


                                           By /s/ Perzemek T. Blaziak
                                              ----------------------------------
                                           Name:  Perzemek T. Blaziak
                                           Title: Account Officer


                                                      WAIVER AND FIRST AMENDMENT
                                                      TO CREDIT AGREEMENT

                                    EXHIBIT A

                              MATERIAL SUBSIDIARIES


Nabors Alaska Drilling, Inc.
Nabors Drilling USA, Inc.
Nabors International, Inc.
Nabors Offshore Corporation
Nabors Holding Company
PCNV, Inc.
Pool Well Services Co.
Pool Company
Pool Company of Texas, Ltd.


                                                      WAIVER AND FIRST AMENDMENT
                                                      TO CREDIT AGREEMENT